EXHIBIT 10.9
ULTA SALON, COSMETICS & FRAGRANCE, INC.
2002 EQUITY INCENTIVE PLAN (CONFORMED)
     1. Purposes of the Plan. The purposes of the Ulta Salon, Cosmetics & Fragrance, Inc. 2002 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means, as determined in the sole discretion of the Board, a Holder’s (i) commission of a felony; (ii) dishonesty or misrepresentation involving the Company; (iii) serious misconduct in the performance or non-performance of Holder’s responsibilities to the Company (e.g. gross negligence, willful misconduct, gross insubordination or unethical conduct); (iv) for Holder’s who are Employee’s, violation of any material condition of employment; or (v) for Holder’s who are Employee’s, voluntary termination of employment by the Holder without providing the Company with a minimum of two weeks notice, unless the giving of such notice is otherwise waived by the Company.
          (e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.
          (f) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.
          (g) “Common Stock” means the Common Stock of the Company, par value $0.01 per share.
          (h) “Company” means Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation.

          (i) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person.
          (j) “Directing Investors” means those Investors holding a majority of the Underlying Common Stock.
          (k) “Director” means a member of the Board.
          (l) “Disability” means the mental or physical incapacity of the Holder such that Holder would qualify for disability benefits under the definition of disability in the Company’s long term disability plan, if a participant therein.
          (m) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.
          (o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the last sales price for a share of the Common Stock on the last market trading day prior to the day of determination; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (p) “Family Member” means, and is limited to, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests.
               (q) “Holder” means a person who has been granted or awarded an Option or who holds Shares acquired pursuant to the exercise of an Option.
               (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.
               (s) “Independent Director” means a Director who is not an Employee of the Company.
               (t) “Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of five percent (5%) of the Company’s Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with the Company or any such five percent (5%) owner of the Company’s Common Stock and who is not the spouse or a descendent (by birth or adoption) of any such five percent (5%) owner of the Company’s Common Stock.
               (u) “Investors” means the record owners of the Company’s Preferred Stock as of a date of determination.
               (v) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
               (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
               (x) “Option” means a stock option granted pursuant to the Plan.
               (y) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
               (z) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          (aa) “Plan” means the Ulta Salon, Cosmetics & Fragrance, Inc. 2002 Equity Incentive Plan.
          (bb) “Preferred Stock” means Series I Convertible Preferred Stock, Series II Convertible Preferred Stock, Series IV Convertible Preferred Stock of the Company and such other additional convertible preferred stock as the Company may issue from time to time.
          (cc) “Public Offering” means the sale, in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock.
          (dd) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
          (ee) “Qualified Public Offering” means a Public Offering in which (i) the aggregate cash proceeds received by the Company for the shares sold in such offering is at least $15 million; (ii) the price per Share paid by the public for the Shares sold in such offering implies a total equity valuation of the Company of at least $100 million; and (iii) the Shares sold in such offering are listed on the American Stock Exchange or the New York Stock Exchange or are quoted on the NASDAQ System.
          (ff) “Retirement” means the retirement of the Holder from the Company on or after attaining age 55, or as otherwise may be agreed upon by the Holder and the Company with the approval of the Administrator.
          (gg) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
          (hh) “Sale of the Company” means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties (i) acquire, in one transaction or a series of related transactions, capital stock of the Company possessing the voting power to elect a majority of the Company’s Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) acquire by sale, lease, assignment, transfer or other conveyance all or substantially all of the Company’s assets determined on a consolidated basis.
          (ii) “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.
          (jj) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

          (kk) “Service Provider” means an Employee, Consultant or an Independent Director.
          (ll) “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.
          (mm) Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          (nn) “Underlying Common Stock” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any person or entity who holds Preferred Stock will be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when the), have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force)
     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options shall be Common Stock, initially shares of the Company’s Common Stock, par value $0.01 per share. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options is 5,686,799 Shares. Shares issued upon exercise of Options may be authorized but unissued, or reacquired Common Stock. If an Option granted under this Plan, or the Ulta Salon, Cosmetics & Fragrance, Inc. Second Amended and Restated Stock Option Plan (the “Prior Plan”) expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under this Plan (unless this Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option under the Plan, or the Prior Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded under this Plan, subject to the limitations of this Section 3. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.
     4. Administration of the Plan.
          (a) Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
          (b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Options may from time to time be granted hereunder;
               (iii) to determine the number of Shares to be covered by each such award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions of any Option granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may vest or be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

               (vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(h) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);
               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
               (ix) to amend or terminate the Plan as provided in Section 15;
               (x) to amend any outstanding Option Agreement; provided that no such amendment shall impair the rights of any Holder without the consent of the Holder; and
               (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
          (c) Effect of Administrator’s Decision and Indemnification. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders, the Company and all other interested persons. The Board and/or the Committee, with the approval of the Board, may employ attorneys, consultants, accountants, appraisers or other persons to assist in the administration of the Plan. The Board, the Committee and the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, any Option and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
     5. Eligibility. Non-Qualified Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Option may be granted additional Options.
     6. Limitations.
          (a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the

Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.
          For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
     (b) Neither the Plan nor any Option shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.
     (c) No Service Provider shall be granted, in any calendar year, Options to purchase more than 1,000,000 Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.
     (d) Notwithstanding any provision in the Plan to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any successor rule, adopted pursuant to the provisions of the Exchange Act as the same now exists or may, from time to time, be amended and all applicable state securities laws.
     7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 15 of the Plan. No Options may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any

Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
     9. Option Exercise Price and Consideration.
          (a) Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
               (i) In the case of an Incentive Stock Option
                    (A) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
                    (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Non-Qualified Stock Option
                    (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant.
                    (B) granted to any other Service Provider, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment .
     10. Exercise of Option.
          (a) Vesting; Fractional Exercises. Except as provided in Section 13 or unless as otherwise provided by the Administrator in the Option Agreement, Options granted hereunder shall be vested and exercisable according to the following schedule:

Cumulative Percentage of
Date	Option Which is Vested
Date of grant	0%

First Anniversary of the date of grant	25%

Second Anniversary of the date of grant	50%

Third Anniversary of the date of grant	75%

Fourth Anniversary of the date of grant	100%
     but in no event shall Options granted to Officers or Directors, become vested and exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions, such as continuing to be a Service Provider. An Option may not be exercised for a fraction of a Share. Notwithstanding the vesting schedule set forth above or in the Option Agreement, a Holder shall be fully vested in all Options in the event they cease to be a Service Provider by reason of death or Disability.
     (b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:
               (i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
               (ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars; and
               (iii) In the event that the Option shall be exercised pursuant to Section 10(d) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.
          (c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
               (i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;
               (ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;
               (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;
               (iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
               (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).
          (d) Death, Disability or Retirement of Holder.
               (i) If a Holder ceases to be a Service Provider as a result of the Holder’s death, Disability or Retirement, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six (6) months following the date the Holder ceased to be a Service Provider in the event of Holder’s death or Disability (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).
               (ii) In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the date the Holder ceased to be a Service Provider as a result of the Holder’s death, Disability or Retirement.
               (iii) If the Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock

Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination.
               (iv) If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder or the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent and distribution does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
          (e) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s death, Disability, Retirement or Cause, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the date the Holder ceased to be a Service Provider other than by reason of the Holder’s death, Disability, Retirement or Cause. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
          (f) Termination of Relationship as a Service Provider for Cause. If a Holder ceases to be a Service Provider as a result of a termination for Cause, the Holder’s Options shall terminate immediately, unless otherwise specifically agreed to in writing by the Administrator.
          (g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
          (h) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

     11. Non-Transferability of Options.
          (a) Except as provided in Section 11(b) below, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.
          (b) Notwithstanding any provision in the Plan to the contrary, the Administrator, in its sole discretion, may provide that Options may be transferred to the Holder’s Family Member; provided, however, that (i) any such transfer is without payment of any consideration whatsoever, (ii) no such transfer shall be valid unless first approved by the Administrator, acting in its sole discretion, (iii) any Option so transferred shall remain subject to the terms and conditions of the Option Agreement, and (iv) the Family Member shall execute any and all such documents requested by the Administrator in connection with the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.
     12. Rights and Restrictions on Shares. The Shares acquired upon exercise of an Option granted under the Plan shall be subject to such terms and conditions, as the Administrator shall determine in its sole discretion, including, without limitation, the following rights and restrictions:
          (a) Company’s Right of First Refusal. Subject to subsection (b) below, before any Shares held by a Holder or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”). Such Right of First Refusal shall terminate as to all Shares upon the first to occur of (i) the ninth anniversary of the date of issuance of the Shares acquired upon exercise of the Option, (ii) a Qualified Public Offering or (iii) a Sale of the Company.
               (i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company at least sixty (60) days prior to making a Transfer a written notice (the “Transfer Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the proposed sale price and (D) the number of Shares to be Transferred to each Proposed Transferee, and the Holder shall offer the Shares at the then Fair Market Value to the Company or its assignee(s).
               (ii) Exercise of Right of First Refusal. During the thirty (30) days after receipt of the Transfer Notice, the Company may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. If the Company does not elect to purchase all of the Shares proposed to be Transferred within such thirty (30) day period and the Holder and his or her permitted transferees own 10,000 or more Shares, the Investors may elect to purchase all, but not less than all, of the Shares proposed to be Transferred by following the procedures and requirements set forth in Section 8(B) – “Rights of First Offer” of the Second Amended and Restated Reclassification and

Sale of Shares Agreement,which is incorporated herein by reference, as such section may be amended from time to time or any successor provisions thereto. The purchase price will be determined in accordance with clause (iii) below.
               (iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares repurchased under this Section shall be the then Fair Market Value.
               (iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Transfer Notice or in the manner and at the times set forth in the Transfer Notice.
               (v) Holder’s Right to Transfer. If all of the Shares proposed in the Transfer Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the then Fair Market Value or at the sale price set forth in the Transfer Notice, provided that (A) such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Transfer Notice, (B) any such sale or other Transfer is effected in accordance with any applicable securities laws, (C) the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee, and (D) prior to making any Transfer, the Holder shall use reasonable efforts to ascertain whether the Proposed Transferee(s) or any person or entity affiliated with the Proposed Transferee(s) is a competitor of the Company and if Holder has reason to believe that the Proposed Transferee is or is affiliated with or acting on behalf of such a competitor, the Holder shall not transfer any Shares to the Proposed Transferee. If the Shares described in the Transfer Notice are not Transferred to the Proposed Transferee within such 120 day period, a new Transfer Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.
          (b) Exception for Certain Family Transfers. Notwithstanding any provision in the Plan to the contrary, the Transfer of any or all of the Shares during the Holder’s lifetime to a Family Member or the Transfer on the Holder’s death by will or intestacy to anyone shall be exempt from the Right of First Refusal; provided, however, that any Transfer by the Holder during the Holder’s lifetime to the Holder’s Family Member shall be without payment of any consideration whatsoever and must be approved in advance by the Administrator. In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Section 12 and the Plan, and there shall be no further Transfer of such Shares except in accordance with the terms of Section 12 and the Plan.
          (c) Voting Stock. So long as the Investors hold any shares of the Company’s Underlying Common Stock, each Share must be voted as directed by the Directing Investors with respect to a proposed Sale of the Company or in connection with a proposed Public Offering. The Holder and the Company each shall take all necessary or desirable actions as are requested by the Directing Investors, in order to cause all Shares to be voted pursuant to such direction of the Directing Investors. The Holder shall deliver to the Company upon purchase of any Shares pursuant to the Plan, an irrevocable proxy with respect to such shares in favor of the Directing Investors. The provisions of this subsection (c) will terminate with respect to the Shares upon the first to occur of a Qualified Public Offering or the ninth anniversary of the date of issuance of the Shares.
     13. Adjustments upon Changes in Capitalization, Merger or Asset Sale.
          (a) Other than in the event of a Sale of the Company, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
               (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));
               (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and
               (iii) the grant or exercise price with respect to any Option.
          (b) In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option granted under the Plan or to facilitate such transaction or event:
               (i) To provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Holder’s rights had such Option been currently exercisable or fully vested or the replacement of such Option with other rights or property selected by the Administrator in its sole discretion;

               (ii) To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;
               (iii) To provide that such Option be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
               (iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Options which may be granted in the future; and
               (v) To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in the Plan or the provisions of such Option Agreement.
          (c) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option Agreement or certificate, as it may deem equitable and in the best interests of the Company.
          (d) If the Company undergoes a Sale of the Company, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Sale of the Company, or affiliate of such corporation or entity, does not assume such Options or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Sale of the Company (and the Options terminated if not exercised prior to the closing of such Sale of the Company), and (ii) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Sale of the Company.
          (e) The existence of the Plan or any Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.
     15. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7. Notwithstanding the foregoing, the Plan may be modified by the Board to eliminate the rights of the Investors as provided herein only with appropriate consent of the Directing Investors.
          (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted or awarded under the Plan prior to the date of such termination.
     16. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted or awarded prior to such stockholder approval, provided that such Options shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     19. Information to Holders and Purchasers. Prior to the Public Trading Date and to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Holder and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Holder or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
     20. Repurchase Provisions.
          (a) Prior to the Public Trading Date and a Sale of the Company, the Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option upon the occurrence of certain specified events, including, without limitation, a Holder’s termination as a Service Provider, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Option Agreement or in another agreement referred to in such agreement and, provided further, that to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right set forth in an Option granted prior to the Public Trading Date to a person who is not an Officer, Director or Consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon termination as a Service Provider at not less than the Fair Market Value of the shares to be purchased on the date of termination of status as a Service Provider, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of status as a Service Provider (or in the case of shares issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Administrator and the Plan participant and (B) the right terminates when the shares become publicly traded; and (ii) if the repurchase option gives the Company the right to repurchase the Shares upon termination as a Service Provider at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of status as a Service Provider (or, in the case of shares issued upon exercise of Options, after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Plan participant.
     21. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
     22. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

* * * * * * *
     I hereby certify that the Plan was duly adopted by the Board of Directors of Ulta Salon, Cosmetics & Fragrance, Inc. on or about June 17, 2002.
     Executed at Romeoville, Illinois on this ___day of ___, 2002.

Name: /s/ Charles Weber Title:

* * * * * * *
     I hereby certify that the Plan was duly adopted by the Board of Directors of Ulta Salon, Cosmetics & Fragrance, Inc. on or about June 17, 2002.
     Executed at Romeoville, Illinois on this ___day of ___, 2002.

/s/ Charles Weber
Secretary

* * * * * * *
     I hereby certify that the foregoing Plan was approved by the stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. on or about June 17, 2002.
     Executed at Romeoville, Illinois on this ___day of ___, 2002.

Name:
Title:

* * * * * * *
     I hereby certify that the foregoing Plan was approved by the stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. on or about June 17, 2002.
     Executed at Romeoville, Illinois on this ___day of ___, 2002.

Secretary

i

ULTA SALON, COSMETICS & FRAGRANCE, INC.
2002 EQUITY INCENTIVE PLAN